Contact:          Thomas J. Linneman                       For immediate release
                  513-661-0457



             Cheviot Financial Corp. Reports First-Quarter Earnings


CINCINNATI, Ohio - April 15, 2005 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the first fiscal quarter of 2005 of $639,000, or 7 cents per share compared with a net loss of $692,000 for the first fiscal quarter of 2004.

The quarter-over-quarter increase in net earnings reflects a $1.4 million decrease in general and administrative expenses as a result of a one-time $1.5 million expense recorded during the first quarter of 2004 in connection with the Company's contribution to the Cheviot Savings Bank Charitable Foundation. In addition, net interest income increased $226,000 as well as a $3,000 increase in other income.

"The growth in income and earnings for the first quarter was in line with expectations," said Thomas J. Linneman, President of Cheviot Financial Corp. "We remain comfortable with our operating plans and are committed to providing customers and shareholders with continued strong performance. Reflecting our confidence in our business plan and our commitment to our shareholders, we announced the first stock repurchase program for shares representing 5% of our outstanding shares."

Excluding the after-tax effects of the charitable contribution during the first quarter of 2004, the Company's quarter-over-quarter net earnings increased 15.6 percent or $86,000. The increase is attributable primarily to an increase in net interest income and other income, which were partially offset by an increase in the provision for federal income taxes.

At March 31, 2005, Cheviot Financial Corp. had consolidated total assets of $280.9 million, total liabilities of $202.5 million, including deposits of $179.9 million, and shareholders' equity of $78.4 million, or 27.9% of total assets.

Cheviot Savings Bank was established in 1911 and currently has four full-service offices in Hamilton County, Ohio, as well as one loan production office in Mason, Ohio.

                                     # # #

Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.


            Cheviot Financial Corp.
--------------------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)
                                                                      March 31,                     December 31,
                     ASSETS                                             2005                            2004

Cash and cash equivalents                                              $ 11,433                      $ 7,725
Investment securities                                                    55,842                       57,789
Loans receivable                                                        203,300                      203,842
Other assets                                                             10,341                        7,231
                                                                      ---------                    ---------
      Total assets                                                    $ 280,916                    $ 276,587
                                                                      =========                    =========
      LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                              $ 179,935                    $ 179,989
Advances from the FHLB                                                   20,690                       16,199
Other liabilities                                                         1,877                        2,459
                                                                      ---------                    ---------
      Total liabilities                                                 202,502                      198,647
Shareholders' equity                                                     78,414                       77,940
                                                                      ---------                    ---------
      Total liabilities and shareholders' equity                      $ 280,916                    $ 276,587
                                                                      =========                    =========



                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)
                                                                                          Three months ended
                                                                                               March 31,
                                                                                        2005             2004

Total interest income                                                                $ 3,429          $ 3,085
Total interest expense                                                                 1,067              949
                                                                                     -------          -------
      Net interest income                                                              2,362            2,136

Provision for losses on loans                                                              -                -
                                                                                     -------          -------
      Net interest income after provision for losses on loans                          2,362            2,136

Other income                                                                              79               76
General, administrative and other expense                                              1,476            2,872
                                                                                     -------          -------
      Earnings before federal income taxes                                               965             (660)

Federal income taxes                                                                     326               32
                                                                                     -------          -------
      NET EARNINGS                                                                   $   639          $  (692)
                                                                                     =======          =======
Basic earnings per share                                                             $  0.07          $ (0.07)
                                                                                     =======          =======
Reconciliation of net earnings excluding one-time charges:
  Net earnings                                                                       $  639           $ (692)

  Contribution to charitable foundation, net of tax effects                                -            1,245
                                                                                     -------          -------
  Net earnings excluding one-time charges                                            $   639          $   553
                                                                                     =======          =======
  Earnings per share                                                                 $  0.07          $ (0.07)

  Contribution to charitable foundation, net of tax effects                                -             0.13
                                                                                     -------          -------
  Earnings per share excluding one-time charges                                      $  0.07          $  0.06
                                                                                     =======          =======

*Includes the contribution of $1.5 million of cash and stock to the charitable foundation.